Active Power Announces Exploration of Strategic Alternatives

AUSTIN, Texas (July 26, 2016) - Active Power (NASDAQ: ACPW), a manufacturer of flywheel energy storage products and modular infrastructure solutions (MIS), announced today that its board of directors is conducting a review of strategic and financial alternatives to potentially accelerate key growth initiatives and enhance total shareholder value. This process has the goal of identifying the best way to enhance shareholder value. The company has engaged Vinson & Elkins LLP as its legal advisor in connection with its review of strategic and financial alternatives.

“We believe our current share price undervalues the company,” said Daryl Dulaney, chairman, board of directors, for Active Power. “Our board and management team have always been committed to acting in the best interests of our shareholders and we are aggressively seeking ways to maximize shareholder value by pursuing strategic and financial alternatives. At the same time, the board is focused on supporting management’s efforts for continued operational performance improvements and growth priorities during this review process. We believe that pursuing both of these paths is in the best interests of all of our stakeholders, including our stockholders, and is expected to maximize the value of Active Power.”

“Our results of operations have been disappointing as we have seen customers defer delivery of previously placed orders and delay the placement of new orders,” said Mark A. Ascolese, president and CEO, for Active Power. “We believe customers may be delaying capital investment spending during this period of economic uncertainty and slow global growth. In addition, while we do not foresee an immediate need for capital, our current share price and the capital markets environment create less than ideal conditions for traditional equity financings that the company had pursued in the past when contemplating its longer term strategic planning. This review process will enable us to evaluate various opportunities intended to enhance the company’s profitability, including without limitation a sale of the company, new investors, and a transition into other profitable businesses.”

There can be no assurance that the board's exploration of strategic or financial alternatives will result in any transaction being entered into or consummated. No timetable has been set for the company’s review process. The company does not expect to comment further or update the market with any additional information on the process unless and until its board of directors deems disclosure appropriate or necessary.

No Conference Call and Webcast
In light of these developments, Active Power will not be hosting a conference call to review its second quarter 2016 results. Details concerning second quarter 2016 financial and operational performance will be provided in the company's Form 10-Q for the quarter ended June 30, 2016.

About Active Power
Active Power (NASDAQ: ACPW) designs and manufactures flywheel uninterruptible power supply (UPS) systems, modular infrastructure solutions (MIS), and energy storage products for mission critical and renewable applications worldwide. The company’s products deliver 40 percent lower total cost of ownership, are proven 12 times less likely to fail and produce nine times less carbon emissions than conventional UPS products. Customers are served via Austin and three regional operations centers located in the United Kingdom, Germany and China, that support the deployment of systems in more than 50 countries. For more information, visit www.activepower.com.

Active Power and Driven by Motion are registered trademarks of Active Power, Inc. The Active Power logo is a trademark of Active Power, Inc.

Cautionary Note Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by references to future periods, and include statements we make regarding the exploration of strategic alternatives and the anticipated timing and ultimate ability to consummate a strategic or financial alternative transaction.

Actual results and the outcomes of future events could differ materially from those expressed or implied by these forward-looking statements because of a number of risks and uncertainties, including, but not limited to: significant transaction costs and unknown liabilities arising from a strategic or financial alternative transaction; our history of significant operating losses; our continued ability to borrow under our credit agreement or raise capital as needed; the deferral or cancellation of sales commitments; the possibility bookings and backlog may not result in revenue; risks related to our international operations such as currency fluctuations and political instability; our ability to attract, motivate, and retain highly skilled managerial, engineering, sales, and product marketing personnel; our common stock could be delisted from the NASDAQ Capital Market if our stock price continues to trade below $1.00 per share; and the other risk factors described in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed since then. Active Power assumes no obligation to update any forward-looking statements or information.

Media Contact:
Lee Higgins
Senior Manager, PR and IR
(512) 744-9488
lhiggins@activepower.com

Investor Contact:
Jordan Darrow
Darrow Associates
(512) 551-9296
jdarrow@darrowir.com